SCHEDULE 14A INFORMATION

              Proxy Statement Pursuant to Section 14(a)  of the Securities
                                    Exchange Act of 1934
                                    (Amendment No.  - )

          Filed by the Registrant [X]
          Filed by a Party other than the Registrant [ ]

          Check the appropriate box:

          [ ]   Preliminary Proxy Statement   [ ]   Confidential,  for  Use
                                                    of Commission
          [ ]   Definitive Proxy Statement          Only  (as  permitted by
                                                    Rule 14a-6(e)(2))
          [X]   Definitive Additional Materials
          [ ]   Soliciting Material Pursuant to Section 240.14a-11(c)
                or Section 240.14a-12

                                  Avondale  Industries,  Inc.

                       (Name of Registrant as Specified In Its Charter)

                       Board of Directors of Avondale Industries, Inc.
             (Name of Person(s) Filing Proxy  Statement,  if other than the
                                         Registrant)

          Payment of Filing Fee (Check the appropriate box):

          [ ]   $125  per  Exchange Act Rules 0-11(c)(1)(ii),  14a-6(i)(1),
                14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.
          [ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
          [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

                1)    Title   of   each  class  of  securities   to   which
                      transaction applies:

                      _____________________________________________________

                2) Aggregate number of securities to which transaction applies:

                      _____________________________________________________

                3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

                      _____________________________________________________

                4)    Proposed maximum aggregate value of transaction:

                      _____________________________________________________

                5)    Total Fee Paid:

                      _____________________________________________________

          [X]   Fee paid previously with preliminary materials.

          [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                1)    Amount Previously Paid:

                      _______________________

                2)    Form, Schedule or Registration Statement No.:

                      _______________________

                3)    Filing Party:

                      _______________________

                4)    Date Filed:

                      _______________________

               June 2, 1995



               Dear Fellow ESOP Participant:

               In the next few days, you should receive the Company's proxy supplement to the proxy statement dated April 3, 1995. The purpose of these supplemental proxy materials is to solicit your vote AGAINST a shareholder proposal.

               The proposal is backed by the Avondale Shareholders Committee, which committee we believe is controlled by the United Brotherhood of Carpenters and Joiners of America (the "Union"). We also believe the sole purpose the "Union" has in backing this proposal is to discredit the Company's management and weaken the Company's resolve in opposing the unionization of certain of its employees.

               However, in addition to objecting to the proposal because it is Union sponsored, the Company's Board of Directors and the Management also believe that the proposal should be rejected because the implementation of the proposal is not justified. A more detailed discussion can be found in the proxy supplement you will be receiving shortly.

               Please vote AGAINST this Union proposal.

               I have also enclosed a marked SAMPLE BALLOT for your information.

               Thank you,

               /s/ Albert L. Bossier, Jr.

               Albert L. Bossier, Jr.

                                   SAMPLE BALLOT






                               ESOP VOTING INSTRUCTIONS

   The undersigned hereby directs the Administrative Committee of the Avondale Industries, Inc. Employee Stock Ownership Plan to instruct R. Dean Church, Rodney J. Duhon, Jr. and Blanche S. Barlotta, as trustees of the Avondale Industries, Inc. Employee Stock Ownership Trust, to vote, as designated below, all the shares of common stock of Avondale Industries, Inc. held by such Trust for the account of the undersigned on March 21, 1995 at the reconvened annual meeting of shareholders to be held on June 20, 1995, or at any adjournment thereof.

                                 SHAREHOLDER PROPOSAL

   By-Law Adoption, Amendment or Repeal  Proposal

                             FOR  [ ]  AGAINST  [X]   ABSTAIN  [ ]


                              (Please See Reverse Side)

   ---------------------------------------------------------------------------

                             (Continued From Other Side)

   Upon    receipt    of   these   instructions   properly    executed,    the
   __________________________   Shares   allocated   to   the account   of  the
   undersigned participant will be voted in the manner directed. If no specific directions are given as to any one or more items, such Shares will not be voted as to such item(s).

                                 Dated: ________________________________, 1995

                                 ____________________________________________
                                             Signature of Participant

                                 ____________________________________________
                                             Name (Please Print)


                            Please mark, sign, date and return these Voting Instructions promptly using the enclosed post-paid return envelope.
                            ONLY INSTRUCTIONS GIVEN ON THIS FORM WILL BE FOLLOWED. ANY OTHER INSTRUCTIONS WILL BE DISREGARDED.